EXHIBIT 10.2

TEDA HOTELS MANAGEMENT COMPANY, LIMITED AND SUBSIDIARY

(A WHOLLY OWNED SUBSIDIARY OF TEDA TRAVEL, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2003 AND 2002

TEDA HOTELS MANAGEMENT COMPANY, LIMITED AND SUBSIDIARY

(A WHOLLY OWNED SUBSIDIARY OF TEDA TRAVEL, INC.)

CONTENTS

PAGE	1	INDEPENDENT AUDITORS' REPORT

PAGE	2	CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2003 AND 2002

PAGE	3	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

PAGE	4	CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

PAGE	5	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

PAGES	6 – 14	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2003 AND 2002

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:

Teda Hotels Management Company, Limited

(A Wholly Owned Subsidiary of Teda Travel, Inc.)

We have audited the accompanying consolidated balance sheets of Teda Hotels Management Company, Limited and subsidiary (a wholly owned subsidiary of Teda Travel, Inc.) as of December 31, 2003 and 2002 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the consolidated financial position of Teda Hotels Management Company, Limited and subsidiary (a wholly owned subsidiary of Teda Travel, Inc.) as of December 31, 2003 and 2002 and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

WEBB & COMPANY, P.A.

Boynton Beach, Florida

April 9, 2004

TEDA HOTELS MANAGEMENT COMPANY, LIMITED AND SUBSIDIARY

(A WHOLLY OWNED SUBSIDIARY OF TEDA TRAVEL, INC.)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS

CURRENT ASSETS
Cash	$98,079	$323,283
Accounts receivable, net	88,509	176,455
Prepaid expenses and other current assets	55,355	2,889
Due from director	—	6,659
Total Current Assets	241,943	509,286

PROPERTY AND EQUIPMENT, NET	13,064	3,506

INVESTMENT IN AFFILIATE	3,661,868	3,613,334

TOTAL ASSETS	$3,916,875	$4,126,126

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$47,334	$87,356
Due to related parties	3,263,724	3,392,299

TOTAL LIABILITIES	3,311,058	3,479,655

STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value, 50,000 shares authorized, 100 shares issued and outstanding	100	100
Retained earnings	605,717	646,326
Total Stockholders’ Equity	605,817	646,471

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,916,875	$4,126,126

TEDA HOTELS MANAGEMENT COMPANY, LIMITED AND SUBSIDIARY

(A WHOLLY OWNED SUBSIDIARY OF TEDA TRAVEL, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002

REVENUE, NET	$396,794	$515,546

EXPENSES
Management fees	31,400	24,645
Payroll	117,784	139,306
Other selling, general and administrative	313,046	268,050
Total Expenses	462,230	432,001

INCOME (LOSS) FROM OPERATIONS	(65,436)	83,545

OTHER INCOME (EXPENSE)
Equity in earnings of affiliate	51,409	223,909
Loss on disposal of property and equipment	(3,202)	—
Other income	370	591
Total Other Income (Expense)	48,577	224,500

INCOME (LOSS) BEFORE INCOME TAXES	(16,859)	308,045

Income taxes	23,795	23,977

NET INCOME (LOSS)	$(40,654)	$284,068

NET INCOME (LOSS) PER COMMON SHARE – BASIC AND DILUTED	$(406.54)	$2,840.68

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	100	100

TEDA HOTELS MANAGEMENT COMPANY, LIMITED AND SUBSIDIARY

(A WHOLLY OWNED SUBSIDIARY OF TEDA TRAVEL, INC.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	Common Stock		Retained Earnings	Total
	Shares	Amount

Balance, December 31, 2001	100	$100	$362,303	$362,403

Net income, 2002	—	—	284,068	284,068

Balance, December 31, 2002	100	100	646,371	646,471

Net loss, 2003	—	—	(40,654)	(40,654)

BALANCE, DECEMBER 31, 2003	100	$100	$605,717	$605,817

TEDA HOTELS MANAGEMENT COMPANY, LIMITED AND SUBSIDIARY

(A WHOLLY OWNED SUBSIDIARY OF TEDA TRAVEL, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(40,654)	$284,068
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,890	2,538
Loss on disposal of property and equipment	3,202	—
Provision for bad debts	21,556	—
Earnings in affiliate	(48,534)	(223,909)
(Increase) decrease in:
Prepaid expenses	(52,466)	(2,086)
Accounts receivable	66,390	23,235
Increase (decrease) in:
Accounts payable and accrued expenses	(40,022)	61,470
Net Cash Provided By (Used In) Operating Activities	(84,638)	145,316

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(18,650)	(1,371)
Due from directors	6,659	128
Due from stockholders	2,489	2,129
Net Cash Provided By (Used In) Investing Activities	(9,502)	886

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable	(131,064)	—
Net Cash (Used In) Financing Activities	(131,064)	—

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(225,204)	146,202

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	323,283	177,081

CASH AND CASH EQUIVALENTS - END OF YEAR	$98,079	$323,283

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes	$26,037	$15,716

NON-CASH INVESTING AND FINANCING ACTIVITIES:

During 2002, the Company recorded an investment in affiliate and due to related party of $3,389,425.

NOTE 1

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND

ORGANIZATION

(A) Nature of Operations and Organization and Basis of Presentation

Teda Hotels Management Company, Limited was incorporated in the British Virgin Islands on June 23, 2001.

Teda Hotels Management, Limited was incorporated in Hong Kong on July 28, 2000.

Teda Hotels Management Company, Limited is a wholly owned subsidiary of Teda Travel, Inc. (the “Parent”). Teda Hotels Management Company, Limited is hereafter referred to as (the “Company”) (See Note 11).

The Company provides management services for hotels and resorts located in China and invests in real estate through its joint venture in China.

(B) Principles of Consolidation

The accompanying consolidated financial statements for 2003 and 2002 include the accounts of Teda Hotels Management Company, Limited and its wholly owned subsidiary Teda Hotels Management Limited. The Company accounts for its 35% investment in a joint venture on the equity method (See Note 4).

All significant intercompany transactions and balances have been eliminated in the combination.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(D) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the assets from three to thirty nine years. Repairs and maintenance on property and equipment are expensed as incurred.

(E) Revenue Recognition

The Company recognizes hotel and resort management service fees in the period when the services are rendered and earned.

(F) Earnings (Loss) Per Common Share

Basic earnings (loss) per common share are computed by dividing the net income (loss) applicable to common stock stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares including the dilutive effect of common share equivalents then outstanding. There are no dilutive securities outstanding as of December 31, 2003 and 2002.

(G) Foreign Currency Translation

The Company’s assets and liabilities that are denominated in foreign currencies are translated into the currency of U.S. dollars using the exchange rates at the balance sheet date. For revenues and expenses, the average exchange rate during the year was used to translate Hong Kong dollars and Chinese Renminbi into United States dollars. The translation gains and losses resulting form changes in the exchange rate are charged or credited directly to the shareholders’ equity section of the balance sheet when material. All realized and unrealized transaction gains and losses are included in the determination of income in the period in which they occur. Translation and transaction gains and losses are not included in the statement of operations because they are not material as of December 31, 2003 and 2002.

(H) Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including accounts payable and accrued interest, approximate fair value due to the relatively short period to maturity for these instruments.

(I) Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(J) Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets. The Company reviews long-lived assets to determine that carrying values are not impaired.

(K) Concentration of Credit Risk

The Company maintains its cash in foreign bank deposit accounts, which at times may exceed insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk for cash.

(L) Business Segments

The Company's operating segments are organized internally primarily by the type of services performed. The Company’s two operating segments include property management and real estate investments.

(M) Recent Accounting Pronouncements

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, and Interpretation of ARB 51". FIN No. 46 provides guidance on the identification of entities of which control is achieved through means other than voting rights (“variable interest entities” or “VIE’s”) and how to determine when and which business enterprise should consolidate the VIE (the “Primary Beneficiary”). In addition, FIN No. 46 required that both the Primary Beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The transitional disclosure requirements of FIN No. 46 are required in all financial statements initially issued after January 31, 2003, if certain conditions are met.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 150, “Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer’s accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer’s shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities of FASB Concepts Statement No. 6, “Elements of Financial Statements”. The remaining provisions of this statement are consistent with the FASB’s proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003.

The adoption of these pronouncements will not have a material effect on the Company’s financial position or results of operations.

NOTE 2

ACCOUNTS RECEIVABLE

Accounts receivable were as follows at December 31, 2003 and 2002:

	2003	2002

Accounts receivable	$110,065	$176,455
Less Allowance for doubtful accounts	21,556	—

	$88,509	$176,455

For the years ended December 31, 2003 and 2002, the Company recorded a provision for doubtful accounts of $21,556 and $0, respectively.

NOTE 3

PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2003 and 2002 consisted of the following:

	2003	2002

Computer equipment	$15,104	$8,380
Office furniture	7,657	—
Less accumulated depreciation	9,697	4,874

	$13,064	$3,506

Depreciation expense for the years ended December 31, 2003 and 2002 was $5,890 and $2,538, respectively. During 2003, the Company closed its Beijing office and recognized a loss on leasehold improvements of $3,202.

NOTE 4

INVESTMENT IN AFFILIATE

On January 6, 2002, the Company acquired a 35% interest in a real estate joint venture located in China. The joint venture was formed to develop and manage a mixed-use complex of apartments, restaurants, a hotel and a private clubhouse. The joint venture was formed with a maximum life of 50 years.

The Company’s 35% interest in the joint venture is accounted for using the equity method of accounting and is stated at cost plus equity in undistributed earnings since acquisition. The Company’s share of the earnings for 2003 and 2002 was $51,408 and $223,909.

A summary of the audited financial statements of the affiliate as of December 31, 2003 and 2002 is as follows:

	2003	2002

Current assets	$15,573,083	$10,379,641
Non-current assets	32,624,627	26,904,049

Total Assets	$48,197,710	$37,283,690

Current liabilities	$32,977,282	$25,191,768
Non-current liabilities	4,837,929	4,837,930
Stockholders’ equity	10,382,499	7,253,992

Total Liabilities and Stockholders’ Equity	$48,197,710	$37,283,690

Revenues	9,910,030	22,469,595

Operating Income	2,720,928	1,052,595

Net Income	$1,026,918	$964,681

The Company’s share of the earnings for 2003 after accounting for differences between Hong Kong GAAP and U.S. GAAP:

	2003	2002

Company share at 35%	$359,421	$337,638
Less U.S. GAAP adjustment for depreciation	308,013	113,729

Equity in earnings of affiliate	$51,408	$223,909

NOTE 5

DUE TO RELATED PARTIES

Due to related parties at December 31, 2003 and 2002 consists of the following:

	2003	2002

Due to Parent	$3,258,361	$3,389,425
Due to company owned by a stockholder and director	5,363	2,874

	$3,263,724	$3,392,299

NOTE 6

COMMITMENTS AND CONTINGENCIES

(A) Operating Lease Agreements

The Company leases corporate office space and office equipment under operating leases. The leases expire at various dates through November 2005. Future minimum lease payments for the operating leases are as follows:

Year	Amount

2004	$35,500
2005	25,100

$60,600

Rent expense under operating leases for the years ended December 31, 2003 and 2002 aggregated $31,401 and $24,115, respectively.

NOTE 7

EQUITY

The Company is a wholly owned subsidiary of Teda Travel, Inc. (See Note 11).

NOTE 8

CONCENTRATION OF CREDIT RISK

The Company received 100% of its revenues from three hotels in 2003 and four hotels in 2002 that it provides management services for located in China. Three of the hotels constituted 52%, 31% and 15% of the revenue recorded for the year ended December 31, 2003 and 45%, 33% and 12% for December 31, 2002.

NOTE 9

BUSINESS SEGMENTS

The Company has two operating segments. They are organized internally primarily by the type of services performed. The Company’s two operating segments include property management and real estate investments. The real estate investment segment invests in real estate development projects. The accounting policies of the segments are the same as described in the summary of significant accounting policies. There are no inter-segment sales.

	Property Management	Real Estate Investments	Total
2003
Revenue	$396,794	$—	$396,794
Net income (loss)	(92,063)	51,409	(40,654)
Depreciation	3,202	—	3,202
Assets	255,007	3,661,868	3,916,875
Capital expenditures	18,650	—	18,650

2002
Revenue	$515,546	$—	$515,546
Net income	60,159	223,909	284,068
Depreciation	2,538	—	2,538
Assets	512,792	3,613,334	4,126,126
Capital expenditures	1,371	—	1,371

NOTE 10

INCOME TAXES

Income tax expense for the years ended December 31, 2003 and 2002 is summarized as follows:

	Current	Deferred	Total
2003
United States	$—	$—	$—
Foreign	23,795	—	23,795

	$23,795	$—	$23,795
2002
United States	$—	$—	$—
Foreign	23,977	—	23,977

	$23,977	$—	$23,977

Income tax expense for the years ended December 31, 2003 and 2002 differed from amounts computed by applying the statutory U.S. federal corporate income tax rate of 34% to income before income tax benefit as a result of the following:

	2003	2002

Expected income tax expense (benefit)	$(13,822)	$96,583

Tax effect on foreign income which is not subject to the United States statutory rate	37,617	(72,606)

	$23,795	$23,977

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2003 and 2002 are as follows:

	2003	2002
Deferred tax assets:
Net operating loss carryforward	$—	$—
Total deferred tax assets	—	—
Less valuation allowance	—	—

Net deferred tax assets	$—	$—

At December 31, 2003, the Company had approximately $605,700 of undistributed earnings of the Company’s foreign subsidiaries. These earnings are considered to be indefinitely invested, and accordingly, no United States income tax has been provided for these earnings.

NOTE 11

SUBSEQUENT EVENTS

On March 10, 2004, the Company’s Parent approved the 100% spin-off of the Company to Acola Corp. As part of the transaction, the Parent set up a share redemption plan to distribute the shares of Acola Corp. to the common stockholders of the Parent. As of March 10, 2004, the Company became a wholly owned subsidiary of Acola Corp.

On March 18, 2004, $3,350,000 of the balance due to Parent was extinguished through a conversion of the debt towards a Convertible Promissory Note holder to equity in the Parent.